EXHIBIT 31.2
CERTIFICATION
I, Richard S. Eiswirth, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K of Alimera Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 29, 2013	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr. Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)